NL INDUSTRIES, INC. ANNOUNCES RESULTS OF
ANNUAL SHAREHOLDER MEETING

DALLAS, TEXAS – May 22, 2014 – NL Industries, Inc. (NYSE:  NL) announced that at its annual shareholder meeting held today its shareholders had:

•	elected each of Loretta J. Feehan, Robert D. Graham, Cecil H. Moore, Jr., Thomas P. Stafford, Steven L. Watson and Terry N. Worrell as a director for a one year term; and

•	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2014 annual meeting.

NL Industries, Inc. is engaged in the component products (security products and recreational marine components), titanium dioxide products and other businesses.

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